Exhibit 10.9

JOINT ADDENDUM TO THE AIRCRAFT PURCHASE AGREEMENTS (“ADDENDUM”)

PURCHASER(S):    The parties set forth on the signature page of this Addendum.

SELLERS:    The parties set forth on the signature page of this Addendum.

DATE:            March 11, 2024
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Purchasers and Sellers are parties to those certain Aircraft Purchase Agreements dated March 11, 2024 ("APAs") for the collective purchase of eight (8) “Aircraft”, as more specifically described in each APA, which for good and valuable consideration are hereby modified and supplemented by this Addendum as follows:

1.The Holdback from each APA is a collective sum and is intended to secure the correction of Discrepancies of all Aircraft, regardless of whether such Discrepancies of a particular Aircraft exceed fifteen percent (15%) of its Purchase Price.

2.The Holdback is a reasonable estimate of potential costs to correct the Discrepancies of all Aircraft, however, such amount is not a limit of Sellers’ liability and if such corrections exceed the Holdback, Sellers will remain proportionately responsible for any amounts that exceed the Holdback.

3.If placing any of the Aircraft into Post-Closing Delivery Condition is deemed by Purchaser to be commercially unreasonable, Purchaser will sell the Aircraft and Sellers liability for that Aircraft shall be the Purchase Price plus costs incurred by Purchaser related to such sale less any amounts received from the sale of such Aircraft.

4.If any of the Post-Closing Delivery Conditions cannot be met (ex. discovery of Material Damage), Purchaser may retain the amount of Holdback equal to the diminution in value assessment provided by Purchaser’s Representative.

5.If the correction of any non-Engine related Discrepancy renders an Aircraft unusable for a period of ten (10) days after completion of the Inspection (evidenced by Sellers’ receipt of a written report of Discrepancies), Purchaser may retain the amount of Holdback equal to $2,500 per day the Aircraft remains unavailable. If the correction of an Engine related Discrepancy renders an Aircraft unusable for a period of seventy-five (75) days after completion of the Inspection (evidenced by Sellers’ receipt of a written report of Discrepancies), Purchaser may retain the amount of Holdback equal to $2,500 per day the Aircraft remains unavailable, provided that Sellers will also be responsible for documented fixed costs incurred between the tenth (10th) and seventy-fourth (74th) day the Aircraft is unavailable.

6.    The Holdback will be held by Purchaser until Sellers correct all Discrepancies of all Aircraft, or Purchaser has otherwise waived such correction and applicable credits have been made to the Holdback (“Return Date”). For purposes of clarity, Sellers will be responsible for payment of all costs to correct Discrepancies and Purchasers have no obligation to pay for correction of Discrepancies from the Holdback or make progress payments of any kind.

7.    Regardless of the Discrepancies associated to each Aircraft and the costs of correction, the Holdback will be returned to the Sellers proportionately to the Purchase Price of the Aircraft they are selling (ex. if there are three sellers and seller 1 and 2 sell $5MM worth of aircraft and seller 3 sells $10MM of aircraft, sellers 1 and 2 will receive 25% of the Holdback and seller 3 will receive the remaining 50%).

8.    Section 6 of the APAs and the presumptions made in the Delivery Receipt are not effective until the Return Date.

9.    If any Seller for any reason does not timely participate in and/or complete the sale of any Aircraft or correct the Discrepancies, such failure will serve as a cross-default by all Sellers and Purchasers may exercise their respective rights, which includes retaining the entire Holdback.

10.    Notwithstanding any provision to the contrary, Sellers are jointly and severally responsible for the cost to correct Discrepancies for all Aircraft.

11.    In addition to the Aircraft, at Closing, Sellers also transfer title to Purchasers free and clear of all Liens to the parts, equipment, and inventory listed on Exhibit A, attached hereto.

    In all other respects, except as modified herein above, the terms and conditions of the APAs are hereby ratified, affirmed, approved and incorporated herein by reference and made a part hereof. To the extent that any of the provisions of this Addendum conflicts with the terms and conditions of any APA, then the terms most favorable to Purchasers will control the subject matter. This Addendum may be executed in multiple counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Electronically transmitted signatures shall constitute original signatures. The parties to this Addendum are sophisticated and have been represented or had the opportunity to be represented in connection with the negotiation and performance of this Addendum. The parties agree that no presumptions relating to the interpretation of contracts against the drafter of any particular clause should or may be applied in this case and, therefore, waive their effects.

<Signature page follows>

IN WITNESS WHEREOF, we have hereunto affixed our respective hands and seals as of the date above first written.

SELLERS:
Atlas Jet, Inc.                            Aviation Bridge, LLC

By:    /s/ Michael Danenberg                    By:    /s/ Zvi Dannenberg
Name:    Michael Danenberg                    Name:    Zvi Dannenberg
Title:    CEO                            Title:    Director

M&N Equipment, LLC dba M&N Aviation            ACKNOWLEDGED BY:
TVPX Aircraft Solutions Inc., not in
                                its individual capacity but solely as
Owner Trustee under the Trust
Agreement

By:     /s/ Todd Schieck                    By:    /s/ Michael Hoggan
Name:    Todd Schieck                        Name:    Michael Hoggan
Title:    Managing Director                    Title:    Senior Vice President

PURCHASERS:

N84UP LLC                            N800TL LLC

By:    Blade Urban Air Mobility, Inc.,                By:    Blade Urban Air Mobility, Inc.,
its managing member                        its managing member

By:      /s/ Melisssa Tomkiel                    By:      /s/ Melisssa Tomkiel
Name:    Melissa Tomkiel                    Name:    Melissa Tomkiel
Title:    President                        Title:    President

N154RR LLC                            N682D LLC

By:    Blade Urban Air Mobility, Inc.,                By:    Blade Urban Air Mobility, Inc.,
its managing member                        its managing member

By:     /s/ Melisssa Tomkiel                    By:      /s/ Melisssa Tomkiel
Name:    Melissa Tomkiel                    Name:    Melissa Tomkiel
Title:    President                        Title:    President

PURCHASERS CONTINUED:

N125XP LLC                            N240V LLC

By:    Blade Urban Air Mobility, Inc.,                By:    Blade Urban Air Mobility, Inc.,
its managing member                        its managing member

By:      /s/ Melisssa Tomkiel                    By:      /s/ Melisssa Tomkiel
Name:    Melissa Tomkiel                    Name:    Melissa Tomkiel
Title:    President                        Title:    President

N717KV LLC                            N818LX LLC

By:    Blade Urban Air Mobility, Inc.,                By:    Blade Urban Air Mobility, Inc.,
its managing member                        its managing member

By:      /s/ Melisssa Tomkiel                    By:     /s/ Melisssa Tomkiel
Name:    Melissa Tomkiel                    Name:    Melissa Tomkiel
Title:    President                        Title:    President

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